EXHIBIT 4.2

DIGIRAD CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

April 23, 2002

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of the 23rd day of April, 2002, by and between Digirad Corporation, a Delaware corporation (the “Company”), holders of a majority of the Preferred Stock of the Company identified on Schedule B attached hereto under the heading “Existing Investors” and Silicon Valley Bank (collectively, the “Existing Investors”) and each of the purchasers of the Series H Preferred Stock of the Company identified on Schedule C attached hereto under the heading “New Investors” (collectively, the “New Investors”).  The Existing Investors and the New Investors are referred to herein, each individually as, an “Investor” and collectively as, the “Investors.”

RECITALS

A.                                   The Company has previously sold and issued certain shares of its Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and/or Series F Preferred Stock to the Existing Investors pursuant to which the Existing Investors have become parties to that certain Investors’ Rights Agreement dated August 23, 2001, as amended from time to time (the “Investors’ Rights Agreement”);

B.                                     The Company desires to sell and issue shares of its Series H Preferred Stock to the New Investors pursuant to that certain Series G Preferred Stock and Series H Preferred Stock Purchase and Exchange Agreement of even date herewith (the “Purchase Agreement”);

C.                                     The New Investors purchasing shares of Series H Preferred Stock pursuant to the Purchase Agreement may be entitled, subject to certain limitations set forth therein, to exchange a certain number of shares of the Company’s Preferred Stock held by them for shares of Series G Preferred Stock to be authorized and issued in connection therewith; and

D.                                    As an inducement to the New Investors to purchase shares of its Series H Preferred Stock, the Company and the Existing Investors all desire to completely amend and restate the Investors’ Rights Agreement pursuant to Section 5.7 with respect to the matters set forth herein.

E.                                      The provisions of Section 1.2 of the Investors’ Rights Agreement have been restated in their entirety in Section 1.2 of this Agreement, and the parties identified on Schedule A attached hereto under the heading “Founders” shall become party to Section 1.2 of this Agreement for all purposes.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein it is hereby agreed:

1.                                      COVENANTS OF THE COMPANY.

1.1                               Board Expenses.  The Company shall reimburse the Board members for all reasonable out-of-pocket travel and expenses incurred by such directors in attending the meetings of the Board and committees of the Board of which any such director is a member.

1.2                               Right of First Offer.  Subject to the terms and conditions specified in this Section 1.2, the Company hereby grants to Existing Investors and to Jack F. Butler, Sr. and Clinton L. Lingren (and their respective transferees) (collectively, the “Founders” and each an “Offeree”), a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined).  Existing Investors shall be entitled to apportion the right of the first offer hereby granted among themselves and their partners and affiliates in such proportions as they deem appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for, any class of its capital stock (the “Shares”), the Company shall first make an offering of such Shares to each Offeree in accordance with the following provisions:

(a)                                  The Company shall deliver a notice by certified mail (“Notice”) to the Offeree stating (i) its bona fide intention to offer or issue such Shares, (ii) the number of such Shares to be offered, and (iii) the price, if any, for which it proposes to offer such Shares.

(b)                                 Within 20 calendar days after receipt of the Notice, the Offeree may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Offeree bears to the total number of shares of outstanding Common Stock and Common Stock issuable upon conversion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred (collectively, the “Existing Preferred Stock”) then outstanding.  The Company shall promptly in writing, inform each Offeree which purchases all the shares available to it (a “Fully Exercising Offeree”) of any other Offeree’s failure to do likewise.  During the 10-day period commencing after receipt of such information, each Fully Exercising Offeree shall be entitled to obtain that portion of the shares subject to such right of first refusal and not subscribed for by the Offerees which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Existing Preferred Stock then held, by such Fully Exercising Offeree bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Existing Preferred Stock then held, by all Fully Exercising Offerees who wish to purchase some of the unsubscribed shares.

(c)                                  If all such Shares referred to in the Notice are not elected to be obtained as provided in subsection 1.2(b) hereof, the Company may, during the 60-day period following the expiration of the period provided in subsection 1.2(b) hereof, offer the remaining unsubscribed Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice.  If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Offerees in accordance herewith.

(d)                                 The right of first offer granted in this Section 1.2 shall not be applicable (i) to the issuance or sale of shares of Common Stock, or options granted to employees, directors, consultants or advisors of the Company under stock option and restricted stock purchase agreements approved by the Board of Directors commencing as of May 1994 (each, an “Option,

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and collectively, “Options”) or warrants therefor, to employees, directors, consultants or advisors of the Company, provided each such person executes an agreement relating to such issuance or sale in substantially the form as approved by the Company’s Board of Directors, (ii) to the issuance and sale of the Company’s securities to a corporation, partnership, educational institution or other entity in connection with a research and development partnership or licensing or other collaborative arrangement between the Company and such institution or entity, (iii) to or after consummation of a bona fide, firmly underwritten public offering of shares of the Company’s Common Stock registered under the Securities Act of 1933, as amended (the “Securities Act”), which results in gross proceeds of at least $15,000,000 at a price per share of at least $7.50 (adjusted for any subsequent stock splits, stock dividends or other recapitalizations), (iv) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (v) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, and (vi) to the issuance of securities in connection with credit agreements with equipment lessors or commercial lenders.

(e)                                  Any term of this Section 1.2 may be amended and the observance of any term of this Section 1.2 may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, (ii) the holders of a majority of the shares held by the Founders, and (iii) the Investors holding of a majority of the Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting as a single class.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities of the Company at the time outstanding (including securities into which such securities are convertible) with rights under this Section 1.2, each future holder of all such securities, and the Company.

1.3                               Parallel Right of First Offer.  Subject to the terms and conditions specified in this Section 1.3, and provided that nothing in this Section 1.3 shall affect the provisions of Section 1.2 of this Agreement, the Company hereby grants to Investors holding shares of Series G Preferred Stock and Series H Preferred Stock and their respective transferees (each a “New Offeree”), a right of first offer with respect to future sales by the Company of its Shares (as previously defined).  Investors shall be entitled to apportion the right of the first offer hereby granted among themselves and their partners and affiliates in such proportions as they deem appropriate.

Each time the Company proposes to offer any Shares, the Company shall, simultaneously with any right of first offer which the Company may be obliged to make pursuant to Section 1.2 of this Agreement, make an offering of such Shares to each New Offeree in accordance with the following provisions:

(a)                                  The Company shall deliver Notice (as previously defined) to the New Offeree stating (i) its bona fide intention to offer or issue such Shares, (ii) the number of such Shares to be offered, and (iii) the price, if any, for which it proposes to offer such Shares.

(b)                                 Within 20 calendar days after receipt of the Notice, the New Offeree may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that

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portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the shares of Series G Preferred Stock and Series H Preferred Stock then held, by such New Offeree bears to the total number of shares of outstanding Common Stock and Common Stock issuable upon conversion of the shares of Series G Preferred Stock and Series H Preferred Stock then outstanding.  The Company shall promptly in writing, inform each New Offeree which purchases all the shares available to it (a “Fully Exercising New Offeree”) of any other New Offeree’s failure to do likewise.  During the 10-day period commencing after receipt of such information, each Fully Exercising New Offeree shall be entitled to obtain that portion of the shares subject to such right of first refusal and not subscribed for by the New Offerees which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the shares of Series G Preferred Stock and Series H Preferred Stock then held, by such Fully Exercising New Offeree bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Series G Preferred Stock and Series H Preferred Stock then held, by all Fully Exercising New Offerees who wish to purchase some of the unsubscribed shares.

(c)                                  If all such Shares referred to in the Notice are not elected to be obtained as provided in subsection 1.3(b) hereof, the Company may, during the 60-day period following the expiration of the period provided in subsection 1.3(b) hereof, offer the remaining unsubscribed Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice.  If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the New Offerees in accordance herewith.

(d)                                 The number of such Shares referred to in the Notice may be reduced by an amount equal to the number of Shares subscribed pursuant to the provisions of Section 1.2 of this Agreement, in which case the number of Shares which any New Offeree may elect to purchase or obtain pursuant to this Section 1.3 shall be amended such that each New Offeree may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the shares of Series G Preferred Stock and Series H Preferred Stock then held, by such New Offeree bears to (I) the total number of shares of outstanding Common Stock and Common Stock issuable upon conversion of the shares of Series G Preferred Stock and Series H Preferred Stock then outstanding less (II) such number of Shares by which the number of Shares referred to in the Notice shall have been reduced pursuant to this subsection 1.3(d).

(e)                                  The right of first offer granted in this Section 1.3 shall not be applicable (i) to the issuance or sale of shares of Common Stock, or Options (as previously defined) or warrants therefor, to employees, directors, consultants or advisors of the Company, provided each such person executes an agreement relating to such issuance or sale in substantially the form as approved by the Company’s Board of Directors, (ii) to the issuance and sale of the Company’s securities to a corporation, partnership, educational institution or other entity in connection with a research and development partnership or licensing or other collaborative arrangement between the Company and such institution or entity, (iii) to or after consummation

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of a bona fide, firmly underwritten public offering of shares of the Company’s Common Stock registered under the Securities Act, which results in gross proceeds of at least $25,000,000 at a price per share of at least $1.36 (adjusted for any subsequent stock splits, stock dividends or other recapitalizations), (iv) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (v) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (vi) to the issuance of securities in connection with credit agreements with equipment lessors or commercial lenders, and (vii) to the issuance or sale of shares of Common Stock pursuant to Section 1.2 of this Agreement.

(f)                                    This Section 1.3 shall not apply to, and the rights granted hereunder shall be deemed not to have arisen for any purposes in the event of, any offer by the Company of shares in connection with any Acquisition (as defined in the Voting Agreement of even date herewith made between the Company and the Stockholders and Investors named therein) which shall have been approved by at least half in number of the Major Investors (as defined in the Purchase Agreement).

(g)                                 This Section 1.3 shall not apply to, and the rights granted hereunder shall not be deemed to have arisen for any purposes in the event of, the issuance by the Company of any shares of Series G Preferred Stock or Series H Preferred Stock pursuant to the Second Closing or, if applicable, the Third Closing pursuant to the Purchase Agreement (with each term as defined in the Purchase Agreement).

(h)                                 Any term of this Section 1.3 may be amended and the observance of any term of this Section 1.3 may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company and (ii) Investors holding of a majority of the Common Stock issued or issuable upon conversion of the Series G Preferred Stock and Series H Preferred Stock, voting as a single class.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities of the Company at the time outstanding (including securities into which such securities are convertible) with rights under this Section 1.3, each future holder of all such securities, and the Company.

2.                                      REGISTRATION RIGHTS.

The Company covenants and agrees as follows:

2.1                               Definitions.  For purposes of this Section 2:

(a)                                  The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(b)                                 The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock and (ii) any Common Stock of the

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Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock or Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person’s registration rights are not assigned;

(c)                                  The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are exercisable or convertible into, Registrable Securities;

(d)                                 The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.13 hereof; and

(e)                                  The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC in lieu of Form S-3 which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

2.2                               Request for Registration.

(a)                                  If the Company shall receive at any time after the earlier of (i) January 1, 2004 or (ii) one year after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of at least 30% of the Registrable Securities then outstanding (or at least 25% of the Registrable Securities then outstanding if such request is made following any Closing of the offering referred to in subsection (ii) of this Section 2.2(a)) that the Company file a registration statement under the Securities Act covering the registration of at least 20% of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $25,000,000), then the Company shall, within 10 days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 2.2(b), file as soon as practicable, and in any event within 60 days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered within 20 days of the mailing of such notice by the Company in accordance with Section 5.5.

(b)                                 If the Holders initiating the registration request hereunder (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a).  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such

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underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company and consented to by a majority in interest of the Holders proposing to distribute securities through such underwriting (which consent shall not be unreasonably withheld).  Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company and the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated as follows:  (i) first, among Holders of Common Stock issuable or issued upon conversion of the Series H Preferred Stock or Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series H Preferred Stock, and, to the extent that such number of shares of Registrable Securities shall not have been exhausted thereby, (ii) second, among Holders of Common Stock issuable or issued upon conversion of the Series G Preferred Stock or Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series G Preferred Stock, and to the extent that such number of shares of Registrable Securities shall not have been exhausted thereby, (iii) among all other Holders thereof, in proportion (as nearly as practicable) to the number of Registrable Securities of the Company owned by each such other Holder including securities in the underwriting.

(c)                                  The Company is obligated to effect only two such registrations pursuant to this Section 2.2; provided, however, that the Company shall not be obligated to effect a registration pursuant to this Section 2.2 if within the 12 months immediately preceding a request hereunder the Company has effected a demand registration under this Section 2.2.

(d)                                 Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in the aggregate and not more than once in any 12-month period.

2.3                               Company Registration.  If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to

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be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration.  Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 5.5, the Company shall, subject to the provisions of Section 2.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

2.4                               Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                  Prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days.

(b)                                 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)                                  Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)                                 Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)                                  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)                                    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)                                 Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such

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securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.5                               Furnish Information.

(a)                                  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

(b)                                 The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.12 if, due to the operation of subsection 2.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 2.2(a) or subsection 2.12(b)(ii), whichever is applicable.

2.6                               Expenses of Demand Registration.  The Company shall bear and pay all expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and expenses of one counsel for the selling Holders selected by them; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.2.

2.7                               Expenses of Company Registration.  The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.3 for each Holder (which right may be assigned as provided in Section 2.13), including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees relating or apportionable thereto and

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the reasonable fees and expenses of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

2.8                               Underwriting Requirements.  In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 2.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned among the selling stockholders as follows:  (i) first, among Holders of Common Stock issuable or issued upon conversion of the Series H Preferred Stock or Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series H Preferred Stock, and, to the extent that such number of shares of the securities so included to be apportioned shall not have been exhausted thereby, (ii) second, among Holders of Common Stock issuable or issued upon conversion of the Series G Preferred Stock or Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series G Preferred Stock, and, to the extent that the securities so included to be apportioned shall not have been exhausted thereby, (iii) according to the total number of securities entitled to be included therein owned by each other selling stockholder or in such other proportions as shall mutually be agreed to by such other selling stockholders) but in no event shall the number of securities of the selling Holders included in the offering be reduced below 30% of the total number of securities included in such offering, unless such offering is the initial public offering of the Company’s securities in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included.

2.9                               Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.10                        Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 2:

(a)                                  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect

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thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person.

(b)                                 To the extent permitted by law, each selling Holder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 2.10(b) exceed the net proceeds (after deducting any discounts or commissions received by an underwriter in connection with such registration) from the offering received by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the

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indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of its obligations under this Agreement, except to the extent, but only to the extent, that the indemnifying party’s ability to defend against such action is actually and materially impaired as a result of the failure to give such notice.  The omission to so deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 2.10.

(d)                                 If the indemnification provided for in Sections 2.10(a), (b) and (c) is unavailable to an indemnified party under such Sections (other than by reason of exceptions provided in those Sections) in respect of any claims referred to in such Sections, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such claims in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holders of Registrable Securities on the other in connection with the statements or omissions which resulted in such claims as well as any other relevant equitable considerations.  The amount paid or payable by a party as a result of the claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The relative fault of the Company on the one hand and of the Holders of Registrable Securities on the other shall be determined by reference to, among other things, whether the applicable misstatement or alleged misstatement relates to information supplied by the Company or by the applicable Holder of Registrable Securities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such misstatement or alleged misstatement.  The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 2.10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 2.10(d), no Holder shall be required to contribute any amount in excess of the net proceeds (after deducting any discounts or commissions received by an underwriter in connection with such registration) from the offering received by such Holder.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

(e)                                  The obligations of the Company and Holders under this Section 2.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

2.11                        Reports Under Securities Exchange Act of 1934.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the

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Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)                                  make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b)                                 take such action, including the voluntary registration of its Common Stock under section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)                                  file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)                                 furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has compiled with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

2.12                        Form S-3 Registration.  In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)                                  promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)                                 as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.12: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the

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President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 Registration Statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 2.12; provided, however, that the Company shall not utilize this right more than once in any 12-month period; (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.12 and other similar provisions granting rights to registration on Form S-3; (v) if in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) if the Holders hold in the aggregate less than 1% of the outstanding shares of the Company’s capital stock.

(c)                                  Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.  All expenses incurred in connection with a registration requested pursuant to Section 2.12, including (without limitation) all registration, filing, qualification, printer’s and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company (with the payment of fees and disbursements of counsel for the Company dependent upon the Company’s including securities in such registration), shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration; provided, however, that the Company shall bear and pay all such expenses, including (without limitation) all registration, filing and qualification fees, printer’s and accounting fees and the fees and disbursements of one counsel for the selling Holders, but excluding underwriting discounts and commission relative to the Registrable Securities, with respect to the first three such registration pursuant to this Section 2.12.  Registrations effected pursuant to this Section 2.12 shall not be counted as demands for registration effected pursuant to Section 2.2.

2.13                        Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to (i) a transferee or assignee of such Holder’s shares of Registrable Securities, (ii) another Holder, (iii) in the case of a partnership, to a partner or retired partner of such partnership or (iv) an affiliated entity controlling, controlled by, or under common control with, such Holder; provided, in each case, the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

2.14                        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Sections 2.2 or 2.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include

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such securities in any such registration only to the extent that the inclusion of such holder’s securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 2.2(a) or within 120 days of the effective date of any registration effected pursuant to Section 2.2.

2.15                        Market Stand-Off Agreement.  Each Investor hereby agrees that it shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose (other than to those donees who agree to be similarly bound) of any Registrable Securities during a reasonable and customary period of time, as agreed to by the Company and the underwriters, not to exceed 180 days, following the effective date of a registration statement of the Company filed under the Securities Act (the “Lock-Up Period”); provided, however, that:

(a)                                  such agreement shall be applicable only to the first such registration statement of the Company which covers shares (or securities) to be sold on its behalf to the public in an underwritten offering; and

(b)                                 all officers and directors of the Company, all holders of at least one percent (1%) of the issued and outstanding securities of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such reasonable and customary period.

Neither the Company nor the underwriters in a public offering shall reduce or eliminate the Lock-Up Period for any security holder of the Company without similarly reducing or eliminating the Lock-Up Period for each Investor.

2.16                        Termination of Registration Rights.  The Company’s obligations pursuant to this Section 2 shall terminate as to any Holder of Registrable Securities on the earlier of (i) when the Holder can sell all of such Holder’s shares pursuant to Rule 144 under the Securities Act during any 90-day period or (ii) on the seventh anniversary of any Closing of the Company’s sale of its Common Stock in a bona fide, firm commitment underwritten public offering registered under the Securities Act which results in gross offering proceeds of at least $25,000,000, at a public offering price of not less than $1.36 per share (adjusted to reflect stock dividends, stock splits or recapitalizations); provided, however, in no event shall such obligations terminate earlier than the first anniversary of any Closing of the offering described in subsection (ii) of this Section 2.16.

3.                                      COVENANTS.

3.1                               Delivery of Financial Statements.  The Company shall deliver to each Investor and assignee holding that certain number of shares of Series H Preferred Stock (adjusted for stock splits, reverse stock splits and similar changes in capitalization as designated below), and

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any such Investor or assignee may redistribute to any other Investor or assignee the information specified in paragraphs (a) through (f) below:

(a)                                  to holders of at least ten percent (10%) of the outstanding shares of Series H Preferred Stock and to each Major Investor (as defined in the Purchase Agreement), as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, a statement of operations for such fiscal year, a balance sheet of the Company as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b)                                 to holders of at least ten percent (10%) of the outstanding shares of Series H Preferred Stock and to each Major Investor, within 30 days of the end of each calendar quarter, an unaudited statement of operations, statement of cash flows and balance sheet for and as of the end of such quarter, in reasonable detail; such quarterly statements shall also contain the foregoing information on a year-to-date basis and shall also compare actual performance to budget;

(c)                                  to holders of at least seventeen and a half percent (17-1/2%) of the outstanding shares of Series H Preferred Stock and to each Major Investor, within 30 days of the end of each month, an unaudited statement of operations, statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail; such monthly statements shall also contain the foregoing information on a year-to-date basis and shall also compare actual performance to budget;

(d)                                 to holders of at least seventeen and a half percent (17-1/2%) of the outstanding shares of Series H Preferred Stock and to each Major Investor, not less than 30 days prior to the close of each fiscal year, a comprehensive operating budget for the next fiscal year forecasting the Company’s revenues, expenses and cash positions, prepare on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(e)                                  to holders of at least seventeen and a half percent (17-1/2%) of the outstanding shares of Series H Preferred Stock and to each Major Investor, such other information relating to the financial condition, business, prospects or corporate affairs of the Company as Investor may from time to time request, provided, however, that the Company shall not be obligated to provide information which it deems in good faith to be proprietary; and

(f)                                    with respect to the financial statements called for in subsection (a) of this Section 3.1, an instrument executed by the Chief Financial Officer or the President of the Company and certifying that such financials were prepared in accordance with internally consistent accounting methods consistently applied with prior practice for earlier periods and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment.

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3.2                               Inspection.  The Company shall permit each Investor holding shares of Series H Preferred Stock, at such Investor’s expense and with reasonable prior notice, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

3.3                               Required Approvals.  In addition to any approvals required by law, so long as shares of Series H Preferred Stock are outstanding, neither the Company nor any of its Subsidiaries shall, without first obtaining the approval (by vote or written consent, as provided by law) of both (a) at least half in number of the Major Investors and (b) the holders of a majority of the then outstanding voting power of the Series H Preferred Stock, voting as a single class:

(a)                                  amend, restate, alter, modify or repeal (directly or indirectly by merger or otherwise) the Company’s Certificate of Incorporation or Bylaws (including, without limitation, (I) amending, restating, modifying or repealing (directly or indirectly by merger or otherwise) any certificate of designation or preferences (as in effect from time to time) relating to the Preferred Stock and (II) authorizing any new class or series of stock);

(b)                                 reclassify Common Stock or Preferred Stock;

(c)                                  declare or pay any dividend (whether in cash or otherwise) on the Common Stock or the Preferred Stock;

(d)                                 except as otherwise provided in the Amended and Restated Certificate of Incorporation of the Company redeem, purchase or otherwise acquire or make any distribution with respect to any outstanding securities of the Company or its Subsidiaries (including, without limitation, warrants, options and other rights to acquire any of its capital stock or other equity securities directly or indirectly) or redeem, repurchase or make any distribution with respect to any stock appreciation rights, phantom stock plans or similar rights or plans relating to the Company or its Subsidiaries; provided, however, that the foregoing shall not impose any condition on the Company repurchasing at cost shares of its Common Stock pursuant to the Company’s stock option/stock issuance plans;

(e)                                  (I) sell, convey, or otherwise dispose of all or substantially all of the assets of the Company or any Subsidiary (as defined below) of the Company (provided, however, that this restriction shall not apply to any mortgage, deed of trust, pledge or other encumbrance or hypothecation of the Company’s or any Subsidiary’s assets for the purpose of securing indebtedness of the Company or such Subsidiary which existed prior to the Series H Initial Purchase Date (as defined in the Amended and Restated Certificate of Incorporation of the Company)) or grant any exclusive license to the assets of the Company or any Subsidiary of the Company; (II) effect any merger, consolidation, acquisition or similar transaction of the Company with one or more other corporations or series of such transactions in which the stockholders of the Company prior to such transaction, or series of transactions, would hold stock representing less than a majority of the voting power of the outstanding stock of the

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surviving corporation immediately after such transaction, or series of transactions; or (III) authorize, effect or consummate any Liquidation Event (including without limitation any Deemed Liquidation Event, each as defined in the Amended and Restated Certificate of Incorporation of the Company) or Products Business Sale (as defined in the Amended and Restated Certificate of Incorporation of the Company), regardless of whether such Liquidation Event or Products Business Sale would constitute a transaction described in clauses (I) or (II) above;

(f)                                    create or suffer to exist any Subsidiary of the Company that is not wholly-owned by the Company; or effect the liquidation, bankruptcy or dissolution of any Subsidiary of the Company;

(g)                                 create, incur, guarantee, assume or be directly or indirectly liable with respect to any indebtedness (other than indebtedness which existed prior to the Series H Initial Purchase Date), or permit any Subsidiary to do so, except with respect to trade debts incurred in the ordinary course of the business of the Company or its applicable Subsidiary, as the case may be; provided, however, that the foregoing shall not impose any condition on the Company or any Subsidiary (A) creating or incurring indebtedness under credit facilities existing as of the Series H Initial Purchase Date up to amounts authorized by any of such facilities prior the Series H Initial Purchase Date; or (B) creating, incurring or authorizing indebtedness under master equipment lease agreements, provided that (I) in the case of the Company such new indebtedness shall be limited to a maximum of Five Hundred Thousand Dollars ($500,000) per year in each of the years 2002, 2003 and 2004, and (II) in the case of all of the Subsidiaries of the Company, considered together, such new indebtedness shall be limited to a maximum of One Million Five Hundred Thousand Dollars ($1,500,000) per year in each of the years 2003 and 2004, and provided further that none of the indebtedness referred to in Subsection 3.3(g)(B) shall be subject to any negative covenants with respect to, or prohibitions on, the Company’s ability to effect any distribution or redemption of shares of its capital stock; or

(h)                                 agree or otherwise commit to take any actions set forth in the foregoing subparagraphs (i) through (vii).

3.4                               Request for Redemption.  On or at any time after July 31, 2004, upon the receipt by the Company from at least half in number of the Major Investors (as defined below) of a written request for redemption hereunder of their shares of Series H Preferred Stock, the Company shall, subject to and in accordance with the provisions of Article IV, Division B, Section 4 of the Amended and Restated Certificate of Incorporation of the Company, redeem all of the outstanding shares of Preferred Stock.

3.5                               Automatic Conversion.  The Company shall take such actions and do such things as may be necessary to cause each outstanding share of Preferred Stock to be automatically converted (in accordance with the provisions of Article IV, Division B, Section 5 of the Amended and Restated Certificate of Incorporation of the Company) into shares of Common Stock immediately upon the approval of both (i) at least half in number of the Major Investors and (ii) the holders of a majority of the then outstanding voting power of the Series H Preferred Stock, voting as a single class; provided, however, that if such approval is in connection with an underwritten offer of securities registered pursuant to the Securities Act, the

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conversion may be conditioned upon the closing of the sale of securities pursuant to such offering, in which event each outstanding share of Preferred Stock shall not be deemed to have converted until immediately after the closing of such sale of securities.

3.6                               Termination of Covenants.  The covenants set forth in Sections 3.1 and 3.2 hereof shall terminate and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of section 13(a) or 15(d) of the Exchange Act, whichever event shall first occur; provided that the Company shall furnish, for five years following the termination of such covenants, to Investor copies of its reports on Forms 10-K and 10-Q within 10 days after filing with the SEC.

3.7                               Proprietary Information Agreements.  The Company shall use its best efforts to cause that all employees of and consultants to the Company having access to the Company’s proprietary and confidential information shall execute proprietary information agreements with the Company approved by the Company’s Board of Directors.

3.8                               Option Vesting.  All options or warrants hereafter granted by the Company to its employees, officers, directors, consultants or advisors (“Restricted Parties”), all Options previously granted to Restricted Parties by the Company’s Board of Directors but not yet evidenced by an Option grant, and all restricted stock purchase agreements hereafter entered into by the Company with Restricted Parties, will be subject to a vesting schedule providing for twenty-five percent (25%) vesting after the first twelve (12) months of employment and daily vesting as to the remaining seventy-five percent (75%) of the shares over the following thirty six (36) months after the first anniversary of the employment commencement date, or such other vesting schedule as is approved by the Company’s Board of Directors or Compensation Committee of the Board of Directors.

3.9                               Compliance with Law.

(a)                                  The operations of the Company and its Subsidiaries will be conducted in compliance with all Applicable Laws promulgated by any Governmental Authority, including, without limitation, all Applicable Laws relating to consumer protection, equal opportunity, health, health care industry regulation, third party reimbursement (including Medicare, Medicaid, and workers compensation), environmental protection, fire, zoning and building and occupational safety matters, except for noncompliance that individually or in the aggregate would not and, insofar as may reasonably be foreseen, in the future will not, have a material adverse effect on the Company or any Subsidiary.

(b)                                 In addition to and without limiting the generality of the foregoing, the Company shall adopt and implement a compliance plan adequate to assure such compliance.  The compliance plan shall include all material elements of an effective program to prevent and detect violations of law as identified in Commentary 3(k) to Section 8A1.2 of the federal Sentencing Guidelines.

(c)                                  Definitions.                                For the purposes of this Section 3.9:

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(i)                                     “Applicable Law” means, with respect to any person or entity, any federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any governmental authority applicable to such person or entity or any of its Subsidiaries or any of their respective properties, assets, officers, directors, employees, consultants or agents.

(ii)                                  “Governmental Authority” means any branch, component, agency or instrumentality of federal, state or local government.

(iii)                               “Subsidiary” means any entity which is wholly-owned by the Company or in which the Company has a beneficial ownership interest, including any partnership or joint venture entity.

3.10                        Insurance.  The Company and each of the Subsidiaries will maintain in full force and effect with insurers insurance in such amounts and against such losses and risks as is sufficient and reasonable given the nature of their respective businesses.

4.                                      SALES BY INVESTORS.

4.1                               Right of First Refusal.  The parties agree that before there can be a valid sale, assignment or transfer by any Investor of shares of the Company’s Series G Preferred Stock or Series H Preferred Stock (other than (i) a transfer not involving a change in beneficial ownership, (ii) transactions involving the distribution of such shares by any of the Investors to any of their partners or stockholders, (iii) pursuant to a transfer without consideration to the spouse or lineal descendants of the transferring Investor, or a trust for the benefit of the transferring Investor, his spouse and/or lineal descendants, (iv) a transfer to any other individual, corporation, trust, partnership, joint venture, unincorporated organization, limited liability company, government agency or any agency or political subdivision thereof, or other entity (each, a “Person”) that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Investor (including without limitation any other Person over which such Investor has management rights) or (v) in connection with any Acquisition (as defined in the Voting Agreement of even date herewith made between the Company and the Stockholders and Investors named therein) which shall have been approved by at least half in number of the Major Investors (as defined in the Purchase Agreement)), the Investor intending to transfer (the “Selling Investor”) shall first give notice in writing (the “Notice of Sale”) to the Company of his, her or its intention to sell such shares (the “Noticed Shares”).  Such Notice of Sale shall specify the number of Noticed Shares to be sold, the name of the proposed purchaser (the “Proposed Purchaser”), the price per Noticed Share and the terms and conditions upon which the Selling Investor intends to make such sale.  Promptly upon the Company’s receipt of such Notice of Sale, the Secretary of the Company shall mail or deliver a copy of such Notice of Sale to all Investors owning Common Stock Equivalents (as hereafter defined) (such stockholders being hereinafter referred to as the “Optionee Investors”).  Within thirty (30) days thereafter, any such Optionee Investor desiring to acquire any part or all of the Noticed Shares (the “Offering Investor”) shall deliver by mail or otherwise to the Secretary of the Company a written offer or offers, to purchase a specified number of such Noticed Shares at the price and upon the terms and conditions stated in such Notice of Sale, accompanied by the stated consideration therefor with authorization to transfer such consideration against delivery of

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such shares, which offers, subject to Section 4.2, shall be accepted by the Selling Investor.  As used herein, “Common Stock Equivalents” shall mean outstanding shares of Common Stock and shares of Common Stock issuable upon conversion of outstanding Series G Preferred Stock or Series H Preferred Stock.

If the total number of shares specified in said offers to the Secretary exceeds the number of the Noticed Shares, each Offering Investor shall be entitled to purchase that number of shares which is equal to the lesser of:

(i)                                     the number of shares specified in said offer, or

(ii)                                  such proportion of the Noticed Shares as the number of shares of Common Stock issued and issuable upon conversion of Series G Preferred Stock and Series H Preferred Stock held by such Offering Investor bears to the total number of shares of Common Stock issued and issuable upon conversion of shares of Series G Preferred Stock and Series H Preferred Stock held by all the Offering Investors.

If all of the Noticed Shares are not disposed of under the apportionment pursuant to this Section 4.1, those shares remaining undisposed of shall be apportioned among those Offering Investors whose number of Shares specified in their respective offers under Section 4.1 exceed the number of shares allocated to them, which excess shares shall be apportioned on the basis of the apportionment formula set forth in this Section, and said apportionment process shall be repeated with respect to any excess shares after each apportionment until all Noticed Shares are allocated.

4.2                               Failure to Exercise Options and Make Offers for All Shares.  If options are not exercised and/or offers made in the aggregate for all of the Noticed Shares within the thirty (30) day period referred to herein, the Selling Investors shall not be obligated to sell the Noticed Shares or any fraction thereof to the Optionee Investors, and may dispose of all of the Noticed Shares to the Proposed Purchaser named in said Notice of Sale, provided, however, that the Selling Investor shall not sell less than all of said Noticed Shares nor shall it sell such shares at a lower price or on terms or conditions more favorable to the Proposed Purchaser than those specified in said Notice of Sale without first offering the new price, terms and conditions to Optionee Investors as hereinabove set forth.  If the Selling Investor does not so sell the Noticed Shares to such Proposed Purchaser within one hundred twenty (120) days after it first gave notice to the Company pursuant to Section 4.1, it shall again first offer such shares to the Optionee Investors prior to selling them to any Proposed Purchaser.

4.3                               Nonmonetary Consideration.

(a)                                  If part or all of the purchase consideration specified in a Notice of Sale is other than money or purchaser’s promissory note or other evidence of indebtedness, such Notice of Sale shall also specify the fair market value in cash of such other consideration.  The Optionee Investors shall have the right to exercise their respective options to purchase the Noticed Shares by delivery of a written offer or offers specifying a cash purchase price equal to the total of the monetary consideration and the fair market value of the nonmonetary consideration specified in the Notice of Sale.

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(b)                                 If any Optionee Investor objects to the amount specified in the Notice of Sale as the fair market value of any nonmonetary consideration, such Optionee Investor shall, within twenty (20) days of the receipt of the Notice of Sale, submit a written request to the Company that the matter be submitted to the Board of Directors for determination.  Pending such determination, or a determination pursuant to subsection (c) below, the time for exercising options to purchase shares shall be stayed as of the date of such notice.  Promptly upon the Company’s receipt of such notice from the objecting Optionee Investor, the Secretary of the Company shall notice and call a special meeting of the Board of Directors, to be held within fifteen (15) days of the Company’s receipt of notice from the objecting Optionee Investor, for the purpose of determining in good faith the fair market value of the nonmonetary consideration specified in the Notice of Sale.  Any decision of the Board of Directors made in good faith shall be final and binding upon all parties.  The Board of Directors shall promptly give written notice of its decision and the resulting calculation of the purchase price to the parties.

(c)                                  If the Board of Directors fails or refuses to make a determination of the fair market value of such nonmonetary consideration within such fifteen (15) day period from the date of the Company’s receipt of notice from the objecting Optionee Investor, the objecting Optionee Investor and the Selling Investor shall select and agree upon a single appraiser.  If the parties are unable to agree upon a single appraiser within ten (10) days after the end of the fifteen (15) day period specified above, then either party may apply to the San Diego Superior Court (pursuant to a petition to compel arbitration) for the appointment of a single appraiser in accordance with Section 1280 et seq. of the California Code of Civil Procedure.  Such appraiser shall thereupon promptly determine the fair market value of the nonmonetary consideration specified in the Notice of Sale, and shall promptly give written notice of such appraiser’s decision and the resulting calculation of the purchase price to the parties and to the Company.

(d)                                 All expenses of the determination by the Board of Directors or the appraisal and proceedings to appoint an appraiser, as the case may be, shall be borne one-half by the Optionee Investors who exercise their options to purchase the Noticed Shares (who shall share such expenses among themselves in proportion to the number of shares each elects to purchase) and one-half by the Selling Investor, unless the Optionee Investors thereafter fail to exercise their respective options, in which case the objecting Optionee Investor shall bear all such expenses.

4.4                               Termination.  Notwithstanding the foregoing, the rights of first refusal set forth in this Section 4 shall terminate upon any Closing of the Company’s first firmly underwritten public offering of its Common Stock registered under the Securities Act of 1933.

5.                                      MISCELLANEOUS.

5.1                               Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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5.2                               Governing Law; Jury Trial Waiver.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.  THE PARTIES HERETO IRREVOCABLY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST THE PARTY IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.3                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5                               Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, and telecopier, and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

5.6                               Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

5.7                               Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and a majority of the Major Investors (as defined in the Purchase Agreement).  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

Notwithstanding the foregoing, the parties recognize that pursuant to the Purchase Agreement, the Company may issue additional shares of Series G Preferred Stock and Series H Preferred Stock to additional individuals or entities (such parties, “Additional Investors”) pursuant to the Second Closing or the Third Closing (each as defined in the Purchase Agreement).  Each of the Additional Investors shall be entitled to become party to this Agreement, and the addition of such parties to this Agreement and any required amendment to Schedule C of this Agreement, shall not be considered an amendment requiring the consent of the parties to this Agreement.  Therefore, upon execution of a counterpart signature page to this Agreement by any of such Additional Investors, such Additional Investors shall become parties to this Agreement to the same extent as if they had executed this Agreement as of the date hereof and shall be included in the definition of New Investors under this Agreement for all purposes.  Schedule C to this Agreement shall be automatically amended as appropriate to reflect the addition of such individuals and/or entities as New Investors under this Agreement.

23

5.8                               Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.9                               Aggregation of Stock.  All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.10                        Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties hereto and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	DIGIRAD CORPORATION,
a Delaware corporation

	By:	/s/ John Dahldorf
John Dahldorf
Chief Financial Officer

FOUNDERS:	JACK F. BUTLER

Jack F. Butler

Address:	16650 Las Cuestas
Rancho Santa Fe, CA 92067

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INVESTORS’ RIGHTS AGREEMENT]

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INVESTORS:	KINGSBURY CAPITAL PARTNERS, L.P.

	By:	Kingsbury Associates, L.P.,
Its General Partner

	By:	/s/ Timothy J. Wollaeger
Timothy J. Wollaeger,
General Partner

KINGSBURY CAPITAL PARTNERS, L.P., II

	By:	Kingsbury Associates, L.P.,
Its General Partner

	By:	/s/ Timothy J. Wollaeger
Timothy J. Wollaeger,
General Partner

KINGSBURY CAPITAL PARTNERS, L.P., III

	By:	Kingsbury Associates, L.P.,
Its General Partner

	By:	/s/ Timothy J. Wollaeger
Timothy J. Wollaeger,
General Partner

KINGSBURY CAPITAL PARTNERS, L.P., IV

	By:	Kingsbury Associates, L.P.,
Its General Partner

	By:	/s/ Timothy J. Wollaeger
Timothy J. Wollaeger,
General Partner

Address:	3655 Nobel Drive, Suite 490
San Diego, CA 92122

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INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:	SORRENTO GROWTH PARTNERS I, L.P.

	By:	Sorrento Equity Growth Partners I, L.P.,
Its General Partner

	By:	Sorrento Growth, Inc.,
Its General Partner

	By:	/s/ Robert M. Jaffe
Robert M. Jaffe, President

SORRENTO VENTURES II, L.P.

	By:	Sorrento Equity Partners, L.P.,
Its General Partner

	By:	Sorrento Associates, Inc.,
Its General Partner

	By:	/s/ Robert M. Jaffe
Robert M. Jaffe, President

Address:	4370 La Jolla Village Drive, Suite 1040
San Diego, CA 92122

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INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:	SORRENTO VENTURES, III L.P.

	By:	Sorrento Equity Partners III, L.P.,
Its General Partner

	By:	Sorrento Associates, Inc.,
Its General Partner

	By:	/s/ Robert M. Jaffe
Robert M. Jaffe, President

SORRENTO VENTURES CE, L.P.

	By:	Sorrento Equity Partners III, L.P.,
Its General Partner

	By:	Sorrento Associates, Inc.,
Its General Partner

	By:	/s/ Robert M. Jaffe
Robert M. Jaffe, President

Address:	4370 La Jolla Village Drive, Suite 1040
San Diego, CA 92122

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INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:	VECTOR LATER-STAGE EQUITY FUND, L.P.

	By:	Vector Fund Management II, L.L.C.
Its General Partner

	By:	/s/ Douglas Reed, M.D.
Douglas Reed, M.D.
Managing Director

VECTOR LATER-STAGE EQUITY FUND II, L.P.

	By:	Vector Fund Management II, L.L.C.
Its General Partner

	By:	/s/ Douglas Reed, M.D.
Douglas Reed, M.D.
Managing Director

VECTOR LATER-STAGE EQUITY FUND II (Q.P.), L.P.

	By:	Vector Fund Management II, L.L.C.
Its General Partner

	By:	/s/ Douglas Reed, M.D.
Douglas Reed, M.D.
Managing Director

Address:	1751 Lake Cook Road, Suite 350
Deerfield, IL 60015

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INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:	PALAVACINNI PARTNERS, LP

	By:	/s/ Douglas Reed, M.D.
Douglas Reed, M.D. Managing Member

Address:	1751 Lake Cook Road, Suite 350 Deerfield, IL 60015

D. THEODORE BERGHORST

	By:	/s/ D. Theodore Berghorst
D. Theodore Berghorst

Address:	12 Kent Road Winnetka, IL 60093

BERGHORST 1998 DYNASTIC TRUST

	By:	/s/ D. Theodore Berghorst
D. Theodore Berghorst as Financial Advisor

Address:	12 Kent Road Winnetka, IL 60093

PETER F. DRAKE

	By:	/s/ Peter F. Drake
Peter F. Drake

Address:	255 Mayflower Road Lake Forest, IL 60045

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INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:	MERRILL LYNCH VENTURES, L.P. 2001

	By:	Merrill Lynch Ventures LLC Its General Partner

	By:	/s/ Edward J. Higgins
Edward J. Higgins Vice President

Address:	4 World Financial Center, 22nd Floor New York, NY 10080 Attn: Jean Kim

All Notices:	Merrill Lynch Ventures L.P. 2001 95 Greene Street Jersey City, NJ 07302-3815 Attn: Robert F. Tully

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INVESTORS:	GE CAPITAL EQUITY INVESTMENTS, INC.

	By:	/s/ David Gibbs
David Gibbs Senior Vice President

Address:	120 Long Ridge Road Stamford, CT 06927

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INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:	KENNETH E. OLSON TRUST DATED 3/16/89

	By:	/s/ Kenneth E. Olson
Kenneth E. Olson Trustee

Address:	404 Torrey Point Road Del Mar, CA 92014

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INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:	TAH & H INVESTORS, LP

	By:	Investment Committee Brickyard Holdings. Inc.
	Its:	General Partner

	By:	/s/ Michael A. Rosen
Michael A. Rosen Investment Committee Member

KKH & C INVESTORS, LP

	By:	Investment Committee Brickyard Holdings. Inc.
	Its:	General Partner

	By:	/s/ Michael A. Rosen
Michael A. Rosen Investment Committee Member

WAH & M INVESTORS, LP

	By:	Investment Committee Brickyard Holdings. Inc.
	Its:	General Partner

	By:	/s/ Michael A. Rosen
Michael A. Rosen Investment Committee Member

Address:	700 S.R. 46E Batesville, IN 47006

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:	MLH & T INVESTORS, LP

	By:	Investment Committee Brickyard Holdings. Inc.
	Its:	General Partner

	By:	/s/ Michael A. Rosen
Michael A. Rosen Investment Committee Member

RDH & S INVESTORS, LP

	By:	Investment Committee Brickyard Holdings. Inc.
	Its:	General Partner

	By:	/s/ Michael A. Rosen
Michael A. Rosen Investment Committee Member

Address:	700 S.R. 46E Batesville, IN 47006

W. AUGUST HILLENBRAND

/s/ W. August Hillenbrand
W. August Hillenbrand

Address:	700 S.R. 46E Batesville, IN 47006

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INVESTORS’ RIGHTS AGREEMENT]

INVESTORS:	FURMAN SELZ SBIC, L.P.

	By:	/s/ James L. Luikart

	Name:	James L. Luikart

	Its:	EVP of G.P.

Address:	Jeffries & Co. 520 Madison Avenue, 8th Floor New York, NY 10022

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ACADIA INVESTORS, LLC

By: Rockefeller & Co., Inc., as Attorney-in-Fact

	By:	/s/ Tamar Manuelian

	Name:	Tamar Manuelian

	Its:	Authorized Signatory

Address:	Rockefeller & Co., Inc. Room 5400, 30 Rockefeller Plaza New York, NY 10112

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

AKINYELE ALUKO

/s/ Akinyele Aluko
Akinyele Aluko

Address:

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INVESTORS’ RIGHTS AGREEMENT]

ANACAPA INVESTORS, LLC

	By:	/s/ Robert Raede

	Name:	Robert Raede

	Its:	Manager

Address:	112 El Paseo Santa Barbara, CA 93101

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

ARTHUR E. NICHOLAS

/s/ Arthur E. Nicholas
Arthur E. Nicholas

Address:	P.O. Box 2169 Del Mar, CA 92014

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INVESTORS’ RIGHTS AGREEMENT]

ARTHUR & SOPHIE BRODY REVOCABLE TRUST DATED 3/16/89

	By:	/s/ Arthur Brody

	Name:	Arthur Brody

	Its:	Trustee

Address:	990 Highland Dr., Ste 100 Solana Beach, CA 92075

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INVESTORS’ RIGHTS AGREEMENT]

ARTICLE THIRD C. TRUST U/W WILLIAM L. CARY

SPEARS GRISANTI & BROWN LLC

	By:	/s/ Dorothy A. Buthom

Name:

Its:

Address:	c/o Spears Grisanti & Brown LLC 45 Rockefeller Plaza, Suite 1709 New York, NY 10111 Attn: Dorothy Buthom

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INVESTORS’ RIGHTS AGREEMENT]

AUREUS DIGIRAD, LLC

	By:	/s/ Robert Averick

	Name:	Robert Averick

	Its:	Member

Address:	Aureus Digirad, LLC c/o Richard L. Scott Investments, LLC 100 First Stamford Place Stamford, CT 06902

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CHRISTIE C. SALOMON

SPEARS GRISANTI & BROWN LLC

/s/ Dorothy A. Buthom

Address:	c/o Spears Grisanti & Brown LLC 45 Rockefeller Plaza, Suite 1709 New York, NY 10111 Attn: Dorothy Buthom

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INVESTORS’ RIGHTS AGREEMENT]

	By:	/s/ Christina Salomon-Tripp

	Name:	Christina Salomon-Tripp

Its:

Address:	c/o TAG Associates, LLC 75 Rockefeller Plaza, 9th Floor New York, NY 10019 Attn: Angela Socha

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INVESTORS’ RIGHTS AGREEMENT]

	By:	/s/

	Name:	The Christina Salomon Trust

	Its:	Trustee

Address:	c/o TAG Associates, LLC 75 Rockefeller Plaza, 9th Floor New York, NY 10019 Attn: Angela Socha

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

CLEMENT C. MOORE

SPEARS GRISANTI & BROWN LLC

/s/ Dorothy A. Buthom
Clement C. Moore

Address:	c/o Spears Grisanti & Brown LLC 45 Rockefeller Plaza, Suite 1709 New York, NY 10111 Attn: Dorothy Buthom

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

DAVID ROCKEFELLER

By: Rockefeller & Co., Inc., as Attorney-in-Fact

	By:	/s/ Tamar Manuelian
David Rockefeller Tamar Manuelian, Authorized Signatory

Address:	Rockefeller & Co., Inc. Room 5400, 30 Rockefeller Plaza New York, NY 10112

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

	By:	/s/

	Name:	The David Salomon Trust

	Its:	Trustee

Address:	c/o TAG Associates, LLC 75 Rockefeller Plaza, 9th Floor New York, NY 10019 Attn: Angela Socha

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

DERBES FAMILY TRUST U/D/T DATED 4/25/86

	By:	/s/ Daniel W. Derbes
	Name:	Daniel W. Derbes
	Its:	Trustee

Address:	P.O. Box 8184 Rancho Santa Fe CA 92067

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

ELLIOT FEUERSTEIN TRUST DATED 5/14/82

	By:	/s/ Elliot Feuerstein Trustee
	Name:	Elliot Feuerstein
	Its:	Trustee

Address:	8294 Mira Mesa Blvd. San Diego, CA 92126

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

	By:	/s/

	Name:	The Evanne S. Gargiulo Trust

	Its:	Trustee

Address:	c/o TAG Associates, LLC 75 Rockefeller Plaza, 9th Floor New York, NY 10019 Attn: Angela Socha

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

	By:	/s/ Evanne S. Gargiulo

	Name:	Evanne S. Gargiulo

Its:

Address:	c/o TAG Associates, LLC 75 Rockefeller Plaza, 9th Floor New York, NY 10019 Attn: Angela Socha

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

EVVIE GOLDING

/s/ Evvie Golding
Evvie Golding

Address:	572 Farmington Road Montgomery, AL 36109-4610

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

FISK VENTURES LLC

	By:	/s/ Stephen Rose

	Name:	Stephen Rose

	Its:	Vice President

Address:	4041 N. Main St. Racine, WI 53402

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

FORREST M. AND PATRICIA K. SHUMWAY MARITAL TRUST DTD 4/26/94

	By:	/s/ Forrest M. Shumway Trustee
Name:
Its:

Address:	9171 Towne Centre Dr. San Diego, CA 92122

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INVESTORS’ RIGHTS AGREEMENT]

GEORGE WEISSMAN

SPEARS GRISANTI & BROWN LLC

/s/ Dorothy A. Buthom
George Weissman

Address:	c/o Spears Grisanti & Brown LLC 45 Rockefeller Plaza, Suite 1709 New York, NY 10111 Attn: Dorothy Buthom

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UNITED STATES TRUST COMPANY

GERALD G. LOEHR TRUST

	By:	/s/ Steven Scott Kirkpatrick
	Name:	Steven Scott Kirkpatrick
	Its:	Senior Vice President

Address:	114 West 47th Street New York, NY 10036

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

HARVEY FAMILY LLC

	By:	/s/ John Harvey

	Name:	John Harvey

	Its:	Manager

Address:	2305 NW Grand Oklahoma City, OK 73116

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

HEALTH CARE INDEMNITY, INC.

	By:	/s/ James T. Glasscock

	Name:	James T. Glasscock

	Its:	V.P., Investments

Address:	One Park Plaza Nashville, TN 37069

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

INGLEWOOD VENTURES, L.P.

	By:	/s/ Daniel C. Wood

	Name:	Daniel C. Wood

	Its:	Member

Address:	12526 High Bluff Dr. #300 San Diego, CA 92130

[SIGNATURE PAGE TO AMENDED AND RESTATED
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JACK F. BUTLER

/s/ Jack F. Butler
Jack F. Butler

Address:	1850 Viking Way La Jolla, CA 92037

[SIGNATURE PAGE TO AMENDED AND RESTATED
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JAFCO CO., LTD

	By:	/s/ Tomio Kezuka

	Name:	Tomio Kezuka

	Its:	Executive Vice President

Address:	Tekko Bldg., 1-8-2, Marunouchi, Chiyoda-ku, Tokyo 100-0005, JAPAN

[SIGNATURE PAGE TO AMENDED AND RESTATED
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JAFCO G-6 (A) INVESTMENT ENTERPRISE PARTNERSHIP

	By:	JAFCO Co. Ltd. Its Executive Partner

	By:	/s/ Tomio Kezuka
Tomio Kezuka Executive Vice President

Address:	Tekko Bldg., 1-8-2, Marunouchi, Chiyoda-ku, Tokyo 100-0005, JAPAN

[SIGNATURE PAGE TO AMENDED AND RESTATED
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JAFCO G-6 (B) INVESTMENT ENTERPRISE PARTNERSHIP

	By:	JAFCO Co. Ltd. Its Executive Partner

	By:	/s/ Tomio Kezuka
Tomio Kezuka Executive Vice President

Address:	Tekko Bldg., 1-8-2, Marunouchi, Chiyoda-ku, Tokyo 100-0005, JAPAN

[SIGNATURE PAGE TO AMENDED AND RESTATED
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JAFCO G-7 (A) INVESTMENT ENTERPRISE PARTNERSHIP

	By:	JAFCO Co. Ltd. Its Executive Partner

	By:	/s/ Tomio Kezuka
Tomio Kezuka Executive Vice President

Address:	Tekko Bldg., 1-8-2, Marunouchi, Chiyoda-ku, Tokyo 100-0005, JAPAN

[SIGNATURE PAGE TO AMENDED AND RESTATED
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JAFCO G-7 (B) INVESTMENT ENTERPRISE PARTNERSHIP

	By:	JAFCO Co. Ltd.
Its Executive Partner

	By:	/s/ Tomio Kezuka
Tomio Kezuka Executive Vice President

Address:	Tekko Bldg., 1-8-2, Marunouchi, Chiyoda-ku, Tokyo 100-0005, JAPAN

[SIGNATURE PAGE TO AMENDED AND RESTATED
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JAFCO JS3 INVESTMENT ENTERPRISE PARTNERSHIP

	By:	JAFCO Co. Ltd. Its Executive Partner

	By:	/s/ Tomio Kezuka
Tomio Kezuka Executive Vice President

Address:	Tekko Bldg., 1-8-2, Marunouchi, Chiyoda-ku, Tokyo 100-0005, JAPAN

[SIGNATURE PAGE TO AMENDED AND RESTATED
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JAFCO R-3 INVESTMENT ENTERPRISE PARTNERSHIP

	By:	JAFCO Co. Ltd. Its Executive Partner

	By:	/s/ Tomio Kezuka
Tomio Kezuka Executive Vice President

Address:	Tekko Bldg., 1-8-2, Marunouchi, Chiyoda-ku, Tokyo 100-0005, JAPAN

[SIGNATURE PAGE TO AMENDED AND RESTATED
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	By:	/s/ Jennifer Salomon

	Name:	Jennifer Salomon

Its:

Address:	c/o TAG Associates, LLC 75 Rockefeller Plaza, 9th Floor New York, NY 10019 Attn: Angela Socha

[SIGNATURE PAGE TO AMENDED AND RESTATED
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	By:	/s/

	Name:	The Jennifer Salomon Trust

	Its:	Trustee

Address:	c/o TAG Associates, LLC 75 Rockefeller Plaza, 9th Floor New York, NY 10019 Attn: Angela Socha

[SIGNATURE PAGE TO AMENDED AND RESTATED
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JEROME WILLIAMS, Jr.

/s/ Jerome Williams, Jr.
Jerome Williams, Jr.

Address:

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JOHNSON & JOHNSON DEVELOPMENT CORPORATION

	By:	/s/ John Onopchenko

	Name:	John Onopchenko

	Its:	Vice President

Address:	31 Technology Drive Irvine, CA 92618

[SIGNATURE PAGE TO AMENDED AND RESTATED
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INVESTORS:	KENNETH E. OLSON TRUST DATED 3/16/89

	By:	/s/ Kenneth E. Olson
Kenneth E. Olson Trustee

Address:	404 Torrey Point Road Del Mar, CA 92014

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

KNOWLES FAMILY TRUST

	By:	/s/ Raymond V. Knowles

	Name:	Raymond V. Knowles

	Its:	Trustee

Address:	P.O. Box 2633 La Jolla, CA 92138

[SIGNATURE PAGE TO AMENDED AND RESTATED
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NATHAN P.. DUNN

/s/ Nathan P. Dunn
Nathan P. Dunn

Address:	2 Bryant St. #240 San Francisco, CA 94105

[SIGNATURE PAGE TO AMENDED AND RESTATED
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LAURA E. DUNN, TRUSTEE OF THE LAURA E. DUNN REVOCABLE TRUST U/D/T dated 9/28/01

	By:	/s/ Laura E. Dunn
	Name:	Laura E. Dunn, TTEE
Its:

Address:	13095 Skyline Blvd. Oakland, CA 94619

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

LINDA J. LOEHR, MARITAL TRUST, LOEHR FAMILY TRUST DATED 2/3/89

	By:	/s/ Linda J. Loehr Trustee
	Name:	Linda J. Loehr, Marital Trust
	Its:	Loehr Family Trust dated 2-3-89

Address:	P.O. Box 675207 RSF, CA 92067

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

LINDA J. LOEHR, SURVIVORS TRUST, LOEHR FAMILY TRUST DATED 2/3/89

	By:	/s/ Linda J. Loehr Trustee
	Name:	Linda J. Loehr, Survivors Trust
	Its:	Loehr Family Trust dated 2-3-89

Address:	P.O. Box 675207 RSF, CA 92067

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

LINDA K. OLSON

/s/ Linda K. Olson
Linda K. Olson

Address:

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

LOUISE GRUNWALD

SPEARS GRISANTI & BROWN LLC

/s/ Dorothy A. Buthom
Louise Grunwald

Address:	c/o Spears Grisanti & Brown LLC
45 Rockefeller Plaza, Suite 1709
New York, NY 10111
Attn: Dorothy Buthom

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

MALIN BURNHAM

/s/ Malin Burnham
Malin Burnham

Address:	610 W. Ash St.
San Diego, CA
92101

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

MARGARETTA F. ROCKEFELLER
By: Rockefeller & Co., Inc., as Investment Manager

	By:	/s/ Jane Lilienthal
Margaretta F. Rockefeller

Address:		Jane Lilienthal, Authorized Signatory
Rockefeller & Co., Inc.
Room 5400, 30 Rockefeller Plaza
New York, NY 10112

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

MILDRED WEISSMAN

SPEARS GRISANTI & BROWN LLC

/s/ Dorothy A. Buthom
Mildred Weissman

Address:	c/o Spears Grisanti & Brown LLC
45 Rockefeller Plaza, Suite 1709
New York, NY 10111
Attn: Dorothy Buthom

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

MCC INVESTMENTS, LLC

	By:	/s/ Mark S. Kremer

	Name:	Mark S. Kremer, M.D.

	Its:	Treasurer

Address:	1718 E. 4th St.
Suite 501
Charlotte NC 28204

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

MVC GLOBAL JAPAN FUND I

	By:	/s/ Kaoru Hatakeyama

	Name:	General Partner Kaoru Hatakeyama
President & C.E.O.
MVC Corporation

Address:	5th Floor, Funato Bldg.
1-2-3 Kudan-Kita Chiyoda-ku,
Tokyo 102-0073 Japan

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

OCEAN AVENUE INVESTORS, LLC – THE SPECIAL SECURITIES FUND

	By:	/s/ Michael H. Browne

	Name:	Michael H. Browne

	Its:	Managing Member

Address:	100 Wilshire Boulevard
Suite 1850
Santa Monica, CA 90401

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

PAGE TRUST DATED 3/3/89

	By:	/s/ Thomas A. Page

	Name:	Thomas A. Page

	Its:	Trustee

Address:	1904 Hidden Crest Dr.
El Cajon, Cal 92019

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

PETER T. DUNN

/s/ Peter T. Dunn
Peter T. Dunn

Address:	2 Bryant St. #240
SF, CA 94105

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

	By:	/s/

	Name:	RE Salomon Family LLC

	Its:	Managing Member

Address:	c/o TAG Associates, LLC
75 Rockefeller Plaza, 9th Floor
New York, NY 10019
Attn: Angela Socha

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

	By:	/s/ Ralph Salomon

	Name:	Ralph Salomon

Its:

Address:	c/o TAG Associates, LLC
75 Rockefeller Plaza, 9th Floor
New York, NY 10019
Attn: Angela Socha

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

REES JONES

/s/ Rees Jones
Rees Jones

Address:	55 South Park St.
Montclair, NJ 07042

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

	By:	/s/ Robert Salomon

	Name:	Robert Salomon

Its:

Address:	c/o TAG Associates, LLC
75 Rockefeller Plaza, 9th Floor
New York, NY 10019

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

	By:	/s/

	Name:	Salbros, LLC

	Its:	Managing Member

Address:	c/o TAG Associates, LLC
75 Rockefeller Plaza, 9th Floor
New York, NY 10019
Attn: Angela Socha

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

SBSF BIOTECHNOLOGY FUND, L.P.

	By:	/s/ Lisa B. Tuckerman

	Name:	Lisa B. Tuckerman

	Its:	Member of the General Partner

Address:	101 East Main St.
Suite G
Bozeman, MT 59715

NOTE: INVESTING ON BEHALF OF SBSF BIOTECHNOLOGY FUND, L.P. WILL BE RIVERBANK PARTNERS, LLC THE GENERAL PARTNER OF THE FUND

LBT

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

SBSF BIOTECHNOLOGY PARTNERS, L.P.

	By:	/s/ Lisa B. Tuckerman

	Name:	Lisa B. Tuckerman

	Its:	Member of the General Partner

Address:	101 East Main St.
Suite G
Bozeman, MT 59715

NOTE: INVESTING ON BEHALF OF SBSF BIOTECHNOLOGY FUND, L.P. WILL BE RIVERBANK PARTNERS, LLC THE GENERAL PARTNER OF THE FUND

LBT

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

STANLEY & MAXINE FIRESTONE TRUST DATED 12/02/88

	By:	/s/ Stanley Firestone
	Name:	Stanley Firestone
	Its:	Trustee

Address:	259 South Beverly Drive
Beverly Hills, CA 90212

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

STEPHEN A. AND LOU ANN MCADAMS

/s/ Stephen A. McAdams
Stephen A. McAdams

/s/ Lou Ann McAdams
Lou Ann McAdams

Address:	4901 Old Course Dr.
Charlotte, NC 28277

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

STEPHEN A. MCADAMS ROLLOVER IRA

	By:	/s/ Stephen McAdams
	Name:	Stephen McAdams
Its:

Address:	4901 Old Course Dr.
Charlotte, NC 28277

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

SUTRO GROUP

	By:	/s/ Thomas E. Bertelsen

	Name:	Thomas E. Bertelsen, Jr.

	Its:	Advisor

Address:	RBC Dain Rauscher
201 California St.
San Francisco, CA 94111

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

TRUST UA 12/7/67 F/B/O KATHERINE FC CARY

SPEARS GRISANTI & BROWN LLC

	By:	/s/ Dorothy A. Buthom

Name:

Its:

Address:	c/o Spears Grisanti & Brown LLC
45 Rockefeller Plaza, Suite 1709
New York, NY 10111
Attn: Dorothy Buthom

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

THE UNIVERSITY OF NORTH CAROLINA AT CHAPEL HILL FOUNDATION INVESTMENT FUND, INC.

	By:	/s/ Mark W. Yusko

	Name:	Mark W. Yusko

	Its:	Assistant Treasurer

Address:	300 South Building, CB# 1000
Chapel Hill, NC 27599-1000

All correspondence should be sent to:
308 West Rosemary Street, Suite 203 Chapel Hill, NC 27516

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

TIMOTHY J. WOLLAEGER

/s/ Timothy J. Wollaeger
Timothy J. Wollaeger

Address:	4401 Eastgate Mall
San Diego, CA 92121

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

VON RAUTENKRANZ NACHFOLGER GBR

	By:	/s/ Dieter Feddersen

	Name:	Dieter Feddersen

	Its:	CEO

Address:	An Der Favorite 02
D-55030 Dainz
Germany

Series H Preferred Stock maximum principal amount of US$7,334.11.

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

WILLIAM G. SPEARS

SPEARS GRISANTI & BROWN LLC

/s/ Dorothy A. Buthom
William G. Spears

Address:	c/o Spears Grisanti & Brown LLC
45 Rockefeller Plaza, Suite 1709
New York, NY 10111
Attn: Dorothy Buthom

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

WILLIAM L. ASHBURN

/s/ William L. Ashburn
William L. Ashburn

Address:	2744 Inverness Dr.
La Jolla, CA 92037

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

WILLIAM W. MCGUIRE

SPEARS GRISANTI & BROWN LLC

/s/ Dorothy A. Buthom
William W. McGuire

Address:	c/o Spears Grisanti & Brown LLC
45 Rockefeller Plaza, Suite 1709
New York, NY 10111
Attn: Dorothy Buthom

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

SANDERLING VENTURE PARTNERS V, L.P.

By: Middleton, McNeil & Mills Associates V, LLC

	By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

Address:	400 South El Camino Real, Suite 1200
San Mateo, CA 94402-1708

SANDERLING V BIOMEDICAL, L.P.

By: Middleton, McNeil & Mills Associates V, LLC

	By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

Address:	400 South El Camino Real, Suite 1200
San Mateo, CA 94402-1708

SANDERLING V LIMITED PARTNERSHIP

By: Middleton, McNeil & Mills Associates V, LLC

	By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

Address:	400 South El Camino Real, Suite 1200
San Mateo, CA 94402-1708

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

SANDERLING V BETEILIGUNGS GMBH & CO. KG

By: Middleton, McNeil & Mills Associates V, LLC

	By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

Address:	400 South El Camino Real, Suite 1200
San Mateo, CA 94402-1708

SANDERLING V VENTURES MANAGEMENT

	By:	/s/ Fred A. Middleton
Fred A. Middleton
Owner

Address:	400 South El Camino Real, Suite 1200
San Mateo, CA 94402-1708

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

HENRY GOODWIN

/s/ Henry Goodwin
Henry Goodwin

Address:	1221 McKinney
Suite 3900
Houston, TX 77010

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

ALLEN FAMILY TRUST DATED 10/12/81

	By:	/s/ Dick Allen

	Its:	Trustee

Address:	4199 Campus Drive, Suite 830
Irvine, CA 92612

[SIGNATURE PAGE TO AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT]

SCHEDULE A

FOUNDERS

Jack Butler, Sr.

Jack Butler, Jr.

Alice Butler

Michael Butler

Patricia Butler

Clinton Lingren

Leslie Lingren

David Lingren

Corinne Avayo

Wallace Goodson

LaVerne Clark

Marcia McChesney

Vera Williams

Marilyn Sargent

Grant Heileson

Carma Farley

Darlene Logan

Kathleen Ipsen

Terry Tervort

Michelle Belnap

Alison Komm

A-1

SCHEDULE B

EXISTING INVESTORS

Vector Later-Stage Equity Fund, L.P.

Vector Later-Stage Equity Fund II, L.P.

Vector Later-Stage Equity Fund II (Q.P.), L.P.

Furman Selz SBIC L.P.

Sorrento Growth Partners I, L.P.

Sorrento Ventures II, L.P.

Sorrento Ventures III, L.P.

Sorrento Ventures CE, L.P.

Kingsbury Capital Partners, L.P.

Kingsbury Capital Partners, L.P., II

Kingsbury Capital Partners, L.P., III

Kingsbury Capital Partners L.P., IV

Jack F. Butler, Sr.

Gerald G. Loehr Trust

William L. Ashburn

Karen A. Klause

Kenneth E. Olson Trust

Peter T. Dunn
Dunn Family Trust

Nathan P. Dunn

Kyla E. Dunn

The Arthur & Sophie Brody Revocable Trust DTD 04/13/89

Malin Burnham

Philip L. Elkus Trust DTD 09/09/74

Elliot Feuerstein Trust DTD 05/14/82

Stanley and Maxine Firestone Trust DTD 12/02/88

Ira R. and Joan P. Katz Qualified Marital Trust

Knowles Family Trust

The SDL Trust

Arthur E. Nicholas

The Stanley E. and Pauline M. Foster Trust DTD  07/31/81

Page Trust DTD 03/03/89

Forrest N. Shumway & Patricia K. Shumway Trust DTD 04/26/94

Derbes Family Trust U/D/T 04/25/86

Sutro Investment Partners V., LLC

SBSF Biotechnology Fund, L.P.

SBSF Biotechnology Partners Fund, L.P.

ABS Employees’ Venture Fund Limited Partnership

JAFCO Co., Ltd.

JAFCO R-3 Investment Enterprise Partnership

JAFCO JS3 Investment Enterprise Partnership

JAFCO G-6 (A) Investment Enterprise Partnership

JAFCO G-6 (B) Investment Enterprise Partnership

B-1

JAFCO G-7 (A) Investment Enterprise Partnership

JAFCO G-7 (B) Investment Enterprise Partnership

Johnson & Johnson Development Corporation

Health Care Indemnity, Inc.

Mitsui & Co., Ltd.

MVC Global Japan Fund I

Ocean Avenue Investors, LLC – Founders Fund

Ocean Avenue Investors, LLC – Redstone Fund

Aureus Digirad, LLC

Merrill Lynch Ventures, L.P. 2001

Mid-Carolina Cardiology, PA

Stephen A. McAdams and Lou Ann McAdams, as Joint Tenants

Akinyele Aluko, M.D.

Harvey Family LLC
GFP Digirad
Dr. Jerome Williams, Jr.
Dwayne A. Schmidt
Richard N. and Judy F. Linder

Fisk Ventures LLC

IngleWood Ventures, L.P.

The University of North Carolina at Chapel Hill Foundation Investment Fund, Inc.

Palavaccini Partners, LP

Anacapa Investors, LLC —Anacapa I

GE Capital Equity Investments, Inc.

D. Theodore Berghorst

Imperial Ventures, Inc.

W August Hillenbrand

TAH & H Investors, LP

KKH & C Investors, LP

WAH & M Investors, LP

MLH & T Investors, LP

RDH & S Investors, LP

Peter F. Drake

Silicon Valley Bank

Stephen A. McAdams Rollover IRA

B-2

SCHEDULE C

NEW INVESTORS

Kingsbury Capital Partners, L.P.

Kingsbury Capital Partners, L.P., II

Kingsbury Capital Partners, L.P., III

Kingsbury Capital Partners L.P., IV

Sorrento Growth Partners I, L.P.

Sorrento Ventures II, L.P.

Sorrento Ventures III, L.P.

Sorrento Ventures CE, L.P.

Vector Later-Stage Equity Fund, L.P.

Vector Later-Stage Equity Fund II, L.P.

Vector Later-Stage Equity Fund II (Q.P.), L.P.

Palivacinni Partners, LLC
D. Theodore Berghorst
Berghorst 1998 Dynastic Trust
Peter F. Drake

Merrill Lynch Ventures, L.P. 2001

GE Capital Equity Investments, Inc.

Kenneth E. Olson Trust dated 3/16/89

TAH & H Investors, LP

KKH & C Investors, LP

WAH & M Investors, LP

MLH & T Investors, LP

RDH & S Investors, LP

W August Hillenbrand

Furman Selz SBIC, L.P.

Acadia Investors, LLC

Akinyele Aluko

Anacapa Investors, LLC

Arthur E. Nicholas

Arthur & Sophie Brody Revocable Trust dated 3/16/89

Article Third C. Trust U/W William L. Cary

Aureus Digirad, LLC

Christie C. Salomon

Christina Salomon

Christine Salomon Trust

Clement C. Moore

Comerica Ventures Incorporated

David Rockefeller

David Salomon 12/20/70 Trust

Derbes Family Trust U/D/T dated 4/25/86

Elliot Feuerstein Trust dated 5/14/82

Evanne S. Garguilo Trust

Evanne S. Garguilo

Evvie Golding

Fisk Ventures LLC

Forrest M. and Patricia K. Shumway Marital Trust DTD 4/26/94

George Weissman

Gerald G. Loehr Trust

Harvey Family LLC

Health Care Indemnity, Inc.

Inglewood Ventures, L.P.

Jack F. Butler

JAFCO Co., LTD

JAFCO G-6 (A) Investment Enterprise Partnership

JAFCO G-6 (B) Investment Enterprise Partnership

JAFCO G-7 (A) Investment Enterprise Partnership

JAFCO G-7 (B) Investment Enterprise Partnership

JAFCO JS3 Investment Enterprise Partnership

JAFCO R-3 Investment Enterprise Partnership

Jennifer Salomon

Jennifer Salomon Trust

Jerome Williams, Jr.

Johnson & Johnson Development Corporation

Kenneth E. Olson Trust dated 3/16/89

Knowles Family Trust

Kyla E. Dunn

Laura E. Dunn, Trustee of the Laura E. Dunn Revocable Trust U/D/T dated 9/28/01

Linda J. Loehr, Marital Trust, Loehr Family Trust dated 2/3/89

Linda J. Loehr, Survivors Trust, Loehr Family Trust dated 2/3/89

Linda K. Olson

Louise Grunwald

Malin Burnham

Margaretta F. Rockefeller

Mildred Weissman

Mitsui & Co., Ltd.

MMC Investments, LLC

MVC Global Japan Fund I

Nathan P. Dunn

Ocean Avenue Investors, LLC – The Special Securities Fund

Page Trust dated 3/3/89

Peter T. Dunn

R.E. Salomon Family, LLC

Ralph Salomon

Rees Jones

Robert Salomons

Salbros LLC

SBSF Biotechnology Fund, L.P.

SBSF Biotechnology Partners, L.P.

Stanley & Maxine Firestone Trust dated 12/02/88

Stephen A. and Lou Ann McAdams

Stephen A. McAdams Rollover IRA

Sutro Group

The University of North Carolina at Chapel Hill Foundation on Investment Fund, Inc.

Timothy J. Wollaeger

Trust UA 12/7/67 F/B/O Katherine FC Cary

von Rautenkranz Nachfolger GbR

William G. Spears

William L. Ashburn

William W. McGuire

Sanderling Venture Partners V, L.P.

Sanderling V Biomedical, L.P.

Sanderling V Limited Partnership

Sanderling V Beteiligungs GMBH & Co. KG

Sanderling V Ventures Management

Henry Goodwin

Allen Family Trust Dated 10/12/81